Exhibit 5.2

Citigroup Tower, 14 Floor, 33 Hua Yuan Shi Qiao Road Pudong, Shanghai, China 200120 Tel: 8621-6105-9000 Fax: 8621-6105-9100 www.allbrightlaw.com

July 3, 2008

Gentlemen:

    We are PRC legal counsel to China Yida Holdings, Corp (the “Company”).  We have reviewed the registration statement on Form S-1, (the "Registration Statement"), under the Securities Act of 1933 (the "Act"), filed by the Company with the Securities and Exchange Commission.

    We have examined such records and documents and made such examination of laws as we have deemed relevant in connection with this opinion.

    We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm in the Registration Statement. In so doing, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Act and the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

Very truly yours,

ALLBRIGHT LAW OFFICES

By: /s/  Steve Zhu
          STEVE ZHU